EXHIBIT 99.1
                                  ------------

           Audited Financial Statements of Tanon Manufacturing, Inc.
                            as of December 31, 1994

                           TANON MANUFACTURING, INC.

                              FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1994
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  Tanon Manufacturing, Inc.

We have audited the accompanying balance sheet of Tanon Manufacturing, Inc. (a California corporation) as of December 31, 1994, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tanon Manufacturing, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

San Jose, California
March 3, 1995

                           TANON MANUFACTURING, INC.
                           -------------------------

                                 BALANCE SHEET
                                 -------------
                            AS OF DECEMBER 31, 1994
                            -----------------------
                             (DOLLARS IN THOUSANDS)

                                                     ASSETS
                                                     ------
CURRENT ASSETS:
  Cash                                                                                                 $     890
  Accounts receivable, net of allowance for doubtful accounts of $100                                      8,580
  Inventories                                                                                              4,782
  Prepaid expenses and other current assets                                                                1,087
  Deferred income taxes                                                                                      175
                                                                                                       ---------
     Total current assets                                                                                 15,514
                                                                                                       ---------

EQUIPMENT, FURNISHINGS AND LEASEHOLD IMPROVEMENTS, net of accumulated depreciation                         2,058
                                                                                                       ---------
DEFERRED INCOME TAXES, net of current portion                                                                246
                                                                                                       ---------
OTHER ASSETS                                                                                                  74
                                                                                                       ---------
                                                                                                       $  17,892
                                                                                                       =========

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                      ------------------------------------
CURRENT LIABILITIES:
  Bank line of credit                                                                                  $   5,500
  Current portion of long-term debt                                                                          680
  Accounts payable                                                                                         6,217
  Accrued expenses and other current liabilities                                                             574
  Income taxes payable                                                                                       319
                                                                                                       ---------
     Total current liabilities                                                                            13,290
                                                                                                       ---------
DEFERRED RENT, net of current portion                                                                        509
                                                                                                       ---------
LONG-TERM DEBT, net of current portion                                                                       805
                                                                                                       ---------
COMMITMENTS (NOTE 5)                                                                                          --
SHAREHOLDERS' EQUITY:
  Common stock, no par value; 10,000,000 shares authorized;
     1,955,957 shares issued and outstanding                                                               2,102
  Notes receivable from shareholders                                                                         (60)
  Retained earnings                                                                                        1,246
                                                                                                       ---------
     Total shareholders' equity                                                                            3,288
                                                                                                       ---------
                                                                                                       $  17,892
                                                                                                       =========

    The accompanying notes are an integral part of this financial statement.

                           TANON MANUFACTURING, INC.
                           -------------------------
                            STATEMENT OF OPERATIONS
                            -----------------------
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      ------------------------------------
                             (DOLLARS IN THOUSANDS)

SALES                                                                                                 $   50,735

COST OF SALES                                                                                             47,484
                                                                                                      ----------

  Gross profit                                                                                             3,251

SALES, GENERAL AND ADMINISTRATIVE EXPENSES                                                                 2,768

  Income from operations                                                                                     483

INTEREST EXPENSE, net                                                                                        638
                                                                                                      ----------

  Loss before provision for income taxes                                                                    (155)

PROVISION FOR INCOME TAXES                                                                                    --
                                                                                                      ----------

  Net loss                                                                                            $     (155)
                                                                                                      ==========

    The accompanying notes are an integral part of this financial statement.

                           TANON MANUFACTURING, INC.
                       STATEMENT OF SHAREHOLDER'S EQUITY
                       ---------------------------------
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      ------------------------------------
                             (DOLLARS IN THOUSANDS)


                                                                               NOTES
                                                       COMMON STOCK         RECEIVABLE                      TOTAL
                                                  ----------------------       FROM         RETAINED    SHAREHOLDERS'
                                                    SHARES      AMOUNT     SHAREHOLDERS     EARNINGS       EQUITY
                                                  -----------  ---------  ---------------  -----------  -------------

BALANCE, DECEMBER 31, 1993                          1,790,000  $     112     $     (80)     $   1,466     $   1,498

  Issuance of common stock to EAI                     265,957      2,000            --             --         2,000

  Repurchase of common stock                         (100,000)       (10)           20            (65)          (55)

  Net loss                                                 --         --            --           (155)         (155)
                                                  -----------  ---------     ---------      ----------    ----------

BALANCE, DECEMBER 31, 1994                          1,955,957  $   2,102     $     (60)     $   1,246     $   3,288
                                                  ===========  =========     ==========     =========     =========

    The accompanying notes are an integral part of this financial statement.

                           TANON MANUFACTURING, INC.
                            STATEMENT OF CASH FLOWS
                            -----------------------
                          YEAR ENDED DECEMBER 31, 1994
                          ----------------------------
                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                    $    (155)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                                1,030
     Deferred income taxes                                                                         (189)
     Deferred rent                                                                                  291
     Changes in operating assets and liabilities-
        Accounts receivable                                                                      (2,685)
        Inventories                                                                                (652)
        Prepaid expenses and other current assets                                                  (936)
        Income taxes receivable                                                                     157
        Accounts payable                                                                            864
        Accrued expenses and other current liabilities                                             (484)
        Income taxes payable                                                                        319
                                                                                              ---------
           Net cash used in operating activities                                                 (2,440)
                                                                                              ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                                                            (162)
  Proceeds from sale of equipment                                                                    35
  Deposits                                                                                           16
                                                                                              ---------
           Net cash used in investing activities                                                   (111)
                                                                                              ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under bank line of credit                                                        1,728
  Principal payments on long-term debt and capital lease obligations                               (747)
  Repurchase of common stock                                                                        (55)
  Proceeds from issuance of common stock to EAI                                                   2,000
                                                                                              ---------
           Net cash provided by financing activities                                              2,926
                                                                                              ---------

NET INCREASE IN CASH                                                                                375

CASH AT BEGINNING OF YEAR                                                                           515
                                                                                              ---------

CASH AT END OF YEAR                                                                           $     890
                                                                                              =========

    The accompanying notes are an integral part of this financial statement.

                           TANON MANUFACTURING, INC.
                           -------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                               DECEMBER 31, 1994
                               -----------------
              (DOLLARS IN THOUSANDS EXCEPT AS OTHERWISE INDICATED)

1. BUSINESS COMBINATION
   --------------------

     Tanon Manufacturing, Inc. (the "Company") was incorporated in California in 1982 and is engaged in providing contract electronic manufacturing services to original equipment manufacturers.

     On January 4, 1995, the Company was acquired by Electronic Associates, Inc. ("EAI"), a New Jersey corporation, according to the terms of an Agreement which provide that the Company will be merged into EA Acquisition Corporation ("EA Acquisition"), a Pennsylvania corporation, which is a wholly-owned subsidiary of EAI and has been formed solely for the purpose of effectuating the acquisition of the Company. EAI operates as a contract manufacturer in the electronics industry.

     On January 4, 1995, EAI issued 1,538,462 shares of its common stock in exchange for all of the outstanding shares of common stock of the Company. Subsequently, EA Acquisition and the Company filed articles of merger providing that EA Acquisition will merge into the Company, which will remain as the surviving entity and wholly-owned subsidiary of EAI. The merger is structured as a tax-free exchange according to Section 368(a)(II)(E) of the Internal Revenue Code.

     On December 30, 1994, EA Acquisition purchased 265,957 shares of the common stock of the Company for $2 million, of which $1 million was received in cash and $1 million was provided by the conversion of a $1 million note payable to EAI by the Company.

     In addition to the exchange of shares between EAI and the Company, EAI granted to option holders of the Company, in exchange for their existing options to purchase common shares of the Company, options to purchase approximately 201,000 shares of EAI's common stock at a weighted average exercise price of $1.05 per share. The terms of the Agreement also provide that EAI will use its best efforts to loan to, or invest in, up to an additional $5 million in the Company, subject to the receipt by EAI of an acceptable operating plan by the Company. EAI intends to continue the operations of the Company following the merger.

     Included in other current assets at December 31, 1994, is approximately $342 of acquisition related expense incurred by the Company that are expected to be reimbursed by EAI.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

Revenue Recognition
- -------------------

     Sales are recognized upon shipment of products to customers or, in the case of one customer, for whom manufacturing services require up to two months for completion, upon progress billings based upon actual costs incurred.

Inventories
- -----------

     Inventories are stated at the lower of weighted average cost (first-in, first-out) or market, and include material, labor and manufacturing overhead. As of December 31, 1994, the components of inventories consist of the following.

        Raw materials                                       $   1,964
        Work-in-process                                         2,818
                                                            ---------
                                                            $   4,782
                                                            =========

Equipment, Furnishings and Leasehold Improvements
- -------------------------------------------------

     Equipment, furnishings and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from two to five years. Leasehold improvements and equipment under capital leasing arrangements are amortized over the shorter of the lease term or their estimated useful lives.

     As of December 31, 1994, equipment, furnishings and leasehold improvements consist of the following.

          Machinery and equipment                             $   4,651
          Furniture                                                 379
          Leasehold improvements                                    291
          Trucks                                                    130
                                                              ---------
                                                                  5,451

          Less accumulated depreciation and amortization         (3,393)
                                                              ---------
                                                              $   2,058
                                                              =========

     Machinery and equipment include property under capital leasing arrangements with an original cost of $1,629 and accumulated amortization of $1,177 as of December 31, 1994.

Income Taxes
- ------------

     Effective January 1, 1992, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". The cumulative effect of this change did not have a material impact on the Company's financial statements. SFAS No. 109 requires that deferred tax liabilities or assets at the end of each period be determined by using the tax rate expected to be in effect when the liabilities or benefits are actually paid or recovered.

     Deferred tax assets and liabilities are recognized for the future tax effects of differences between the financial statement balances of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are classified in relation to the current or long-term nature of the balance to which they apply.

Business and Credit Concentrations
- ----------------------------------

     The Company has concentrations of credit risk due to sales to its major customers (see Note 8). The Company evaluates the creditworthiness of its customers and has not experienced significant credit losses in the past.

Supplemental Disclosure of Cash Flows Information
- -------------------------------------------------

     Cash paid during fiscal 1994 for interest and income taxes was $664 and $5, respectively.

Cash Investments
- ----------------

     Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The adoption of SFAS No. 115 did not have a material impact on the Company's financial statements. As of December 31, 1994, the Company's cash accounts consist of checking and money market accounts.

3. BANK LINE OF CREDIT
   -------------------

     The Company has a $5.5 million revolving line of credit agreement with a commercial bank that provides for short-term borrowings based on eligible accounts receivable and inventories. At December 31, 1994, $5.5 million was outstanding under this line and no borrowings were available. This line bears interest at prime plus 1.75 percent and is due on demand.

     The credit agreement restricts the Company from entering into certain transactions and contains certain financial covenants (defined on a quarterly basis), including, at December 31, 1994, maintaining a minimum tangible net worth of $1,268, maximum debt to tangible net worth of 12.5 to 1, maximum negative working capital of $250 and quarterly profitability. As of December 31, 1994, the Company was in compliance with all financial covenants.

4. LONG-TERM DEBT
   --------------

     Long-term debt as of December 31, 1994 consist of the following.

Secured equipment notes payable due in monthly
  installments ranging from $2 to $13, including
  interest rates ranging from 7.82% to 9.89%; due
  March 1997 to November 1997                             $     990
  Capital lease obligations (Note 5)                            495
                                                          ---------
                                                              1,485
  Less current portion                                          680
                                                          ---------
                                                          $     805
                                                          =========

     Principal maturities on long-term debt (excluding capital lease obligations) are as follows.

YEAR ENDING
DECEMBER 31,
- ------------
  1995                                                   $     327
  1996                                                         357
  1997                                                         306
                                                         ---------
     Total long-term principal maturities
          (excluding capital leases)                     $     990
                                                         =========


5. COMMITMENTS
   -----------

     The Company leases certain equipment under capital leasing arrangements that expire on various dates through 1997. The Company also leases its facilities and certain equipment under non-cancelable operating leases expiring through 2003. The terms of the facility lease for the Company's headquarters and manufacturing facility provide for the deferral of several month's cash rental payments. Rental expense under this arrangement is recognized on a straight-line basis. As of December 31, 1994, the Company has accrued approximately $570 future in rent payments of which $61, the current portion, is included in accrued expenses and other current liabilities. Rent expense for all operating leases was approximately $817 for the year ended December 31, 1994. Future minimum lease payments under these leases as of December 31, 1994, are as follows.


 YEAR ENDING                                                                  CAPITAL     OPERATING
DECEMBER 31,                                                                  LEASES       LEASES
- -------------                                                               -----------  -----------
  1995                                                                       $     386    $   1,086
  1996                                                                             133        1,086
  1997                                                                              16        1,038
  1998                                                                              --        1,038
  1999                                                                              --          886
  Thereafter                                                                        --        2,954
                                                                            -----------  -----------
  Total minimum lease payments                                                     535    $   8,088
                                                                                         ===========
  Less amount representing interest ranging from 7.48% to 14.50%                    40
                                                                            -----------
  Obligations under capital leases (Note 4)                                  $     495
                                                                            ===========

6. SHAREHOLDERS' EQUITY
   --------------------

     The Company has authorized 5,000,000 shares of preferred stock with no par value. This stock, if issued, will carry liquidation preferences and other rights, as determined by the Board of Directors. As of December 31, 1994, no preferred stock had been issued.

     Under the Company's 1993 Incentive and Non-Incentive Stock Option Plan (the 'Plan'), options were granted to employees to purchase shares of common stock. The option exercise price was determined by the Stock Option Committee of the Board of Directors. For incentive stock options, the exercise price may not be less than the fair market value, as determined by the Stock Option Committee, of the common stock on the date of grant. For non-incentive stock options, the exercise price may not be less than 85% of the fair market value, as determined by the Stock Option Committee, at the date of grant. Options issued under the Plan become exercisable over a four year period and expire 10 years after the date of grant.

Activity under the Plan follow.


                                                                                  PRICE
                                                                  SHARES        PER SHARE
                                                               -----------     -----------
Outstanding as of December 31, 1993                               272,500     $  .95-1.13
  Granted                                                         103,524        .90-1.13
  Cancelled                                                      (154,635)       .90-1.13
                                                              -----------     -----------
Outstanding as of December 31, 1994                               221,389     $  .90-1.13
                                                              ===========     ===========

     As of December 31, 1994, options to purchase 23,926 shares of common stock were available for future grant under the Plan, and options to purchase 174,014 shares of common stock were exercisable at prices ranging from $.90 to $1.13 per share.

     In connection with the acquisition by EAI, EAI granted to the option holders of the Company, in exchange for the substitution of their options to purchase the Company's common stock, options to purchase the same number of shares of EAI's common stock at a weighted average exercise price of $1.05 per share.

7. INCOME TAXES
   ------------

     The components of the provision for income taxes for the year ended December 31, 1994 are as follows.

          Current:
            Federal                                   $     167
            State                                            22
                                                      ---------
                                                            189
                                                      ---------
          Deferred:
            Federal                                        (167)
            State                                           (22)
                                                      ---------
                                                           (189)
                                                      ---------
                                                      $      --
                                                      =========

     Deferred income tax assets result from temporary differences in the timing of the recognition of certain income and expense items for tax return and financial reporting purposes. The components of the net deferred income tax asset at December 31, 1994 are as follows.

Reserves and accruals not currently deductible for tax purposes     $     124
Differences in the book and tax bases of inventory                         69
Rent expenses not currently deductible for tax purposes                   228
                                                                    ---------
                                                                          421
Valuation allowance                                                        --
                                                                    ---------
Net deferred income tax asset                                       $     421
                                                                    =========

     During 1994, the Company utilized all of its remaining net operating loss carryforwards. The Company has agreed to enter into a tax sharing arrangement with EAI, whereby the Company will compute its future income tax provision (benefit) as a separate company. Accordingly, any future provision (benefit) will be payable to or receivable from EAI, irrespective of EAI's tax position, in future periods.

8. BUSINESS AND CREDIT CONCENTRATIONS
   ----------------------------------

     Customers comprising more than 10% of sales during the year ended December 31, 1994, and the amounts due from these customers as of December 31, 1994, were as follows.


                                                                      ACCOUNTS
                                                                    RECEIVABLE AS
                                                     PERCENT OF          OF
                                                      SALES IN      DECEMBER 31,
                                                        1994            1994
                                                    -------------  ---------------
Customer A                                                39.1%       $   3,232
Customer B                                                16.0%       $     832

9. RELATED PARTY TRANSACTIONS
   --------------------------

     In connection with the acquisition, EAI entered into an employment agreement with an officer and significant shareholder of the Company for a term of 2 years, expiring January 3, 1997. Upon signing of the employment agreement, the officer and significant shareholder received a signing cash bonus of $300, and is eligible to earn up to an additional $750, which will be paid to the extent that the Company achieves certain operating performance goals, in equal installments through 1998. EAI also entered into a $1 million term-loan agreement with the same officer and significant shareholder of the Company. The term-loan, which is non-recourse and secured by 192,300 shares of common stock of the Company, bears interest at the applicable federal rate, with principal and accrued interest due July 1996.

     EAI also granted each officer and director of the Company options to purchase a total of 900,000 shares of EAI common stock at $8.625 per share. The options will vest over a three to four year period, and expire in 10 years.